    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1998.
                                                       REGISTRATION NO. 33-84398
================================================================================

                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549
                       ------------------------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           STERLING BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           TEXAS                                         74-2175590
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                            15000 NORTHWEST FREEWAY
                            HOUSTON, TEXAS   77040
                                (713) 466-8300
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

              STERLING BANCSHARES, INC. 1994 STOCK INCENTIVE PLAN
                           (AS AMENDED AND RESTATED)
                           (FULL TITLE OF THE PLANS)


        GEORGE MARTINEZ                                  COPY TO:
   CHAIRMAN OF THE BOARD AND                       G. MICHAEL O'LEARY
    CHIEF FINANCIAL OFFICER                           DAN A. FLECKMAN
    STERLING BANCSHARES, INC.                     ANDREWS & KURTH L.L.P.
     15000 NORTHWEST FREEWAY                      600 TRAVIS, SUITE 4200
      HOUSTON, TEXAS 77040                         HOUSTON, TEXAS 77002
          (713) 466-8300                               (713) 220-4200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND
 TELEPHONE NUMBER, INCLUDING AREA CODE,
 OF AGENT FOR SERVICE)


                       ------------------------------
                      CALCULATION  OF  REGISTRATION  FEE

=================================================================================================================
                                                                                      PROPOSED
                                                                        PROPOSED       MAXIMUM
                                                     AMOUNT             MAXIMUM       AGGREGATE     AMOUNT OF
                                                      TO BE          OFFERING PRICE   OFFERING     REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED        REGISTERED (1)(2)      PER SHARE        PRICE          FEE
-----------------------------------------------------------------------------------------------------------------
  Common Stock, par value $1.00 per share       1,771,875 Shares          N/A            N/A       $2,081.89 (3)
=================================================================================================================
(1)  Includes 350,000 shares of Common Stock registered in the initial filing of the Registration Statement on
September 27, 1994 and gives effect to the three-for-two stock splits effected as stock dividends and paid to shareholders on February 10, 1995, February 14, 1996, February 24, 1997 and February 20, 1998.
(2)  The number of shares of  Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)  Previously paid by the Registrant.

                                EXPLANATORY NOTE

     Sterling Bancshares, Inc. (the "Company") hereby files with the Securities and Exchange Commission (the "Commission") this Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8 (File No. 33-84398) to register additional shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), offered or to be offered to participants under the Sterling Bancshares, Inc. 1994 Stock Incentive Plan, as amended and restated (the "Plan") from time to time at prices determined in accordance with the Plan. The additional shares of Common Stock being registered reflect anti-dilution provisions of the Plan which increase the number of shares of Common Stock offered or to be offered to participants upon the three-for-two stock splits effected as stock dividends and paid to shareholders on February 10, 1995, February 14, 1996, February 24, 1997 and February 20, 1998.

     As amended, this registration statement also covers such indeterminate number of additional shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from future stock splits, stock dividends or similar transactions.

     The contents of the Company's Registration Statement on Form S-8 (File No. 33-84398) are incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Sterling Bancshares, Inc. (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the
Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

          (c) The description of the Common Stock contained in the Company's registration statement on Form 8-A (File No. 0-20750), filed with the Commission on October 19, 1992.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

ITEM 8.  EXHIBITS.

Exhibit
Number  Description
------  -----------

4.1* Restated and Amended Articles of Incorporation of the Company, as approved by the Company's shareholders at the Company's 1998 Annual Meeting held April 23, 1998.

4.2 Restated Bylaws of the Company (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-16719) filed with the Commission on November 25, 1996 and incorporated herein by reference).

4.3* Sterling Bancshares, Inc. 1994 Stock Incentive Plan (as amended and restated).

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*   Consent of Deloitte & Touche LLP.

23.2*   Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
        Exhibit 5.1 to this Registration Statement).

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
____________________________
*filed herewith

ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (described in Item 6 of this registration statement), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of June, 1998.

                              STERLING BANCSHARES, INC.


                              /s/ GEORGE MARTINEZ
                              ----------------------------------------
                              George Martinez
                              Chairman of the Board and Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Martinez, and Michael A. Roy, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                         TITLE                     DATE
         ---------                         -----                     ----

/s/ GEORGE MARTINEZ           Chairman of the Board and         June 17, 1998
---------------------------   Chief Financial Officer and
George Martinez               Director (Principal Executive,
                              Financial and Accounting
                              Officer)


/s/ J. DOWNEY BRIDGWATER      President and Director            June 17, 1998
---------------------------
J. Downey Bridgwater


/s/ JOHN H. BUCK              Director                          June 17, 1998
---------------------------
John H. Buck


/s/ JOHN B. CARTER, JR.       Director                          June 17, 1998
---------------------------
John B. Carter, Jr.

/s/ JAMES M. CLEPPER          Director                          June 17, 1998
---------------------------
James M. Clepper


/s/ WALTER P. GIBBS, JR.      Director                          June 17, 1998
---------------------------
Walter P. Gibbs, Jr.


/s/ BRUCE J. HARPER           Director                          June 17, 1998
---------------------------
Bruce J. Harper


/s/ GLENN H. JOHNSON          Director                          June 17, 1998
---------------------------
Glenn H. Johnson


/s/ JAMES J. KEARNEY          Director                          June 17, 1998
---------------------------
James J. Kearney


/s/ RUSSELL ORR               Director                          June 17, 1998
---------------------------
Russell Orr


/s/ CHRISTIAN A. RASCH        Director                          June 17, 1998
---------------------------
Christian A. Rasch


/s/ STEVEN F. RETZLOFF        Director                          June 17, 1998
---------------------------
Steven F. Retzloff


/s/ RAIMUNDO RIOJAS           Director                          June 17, 1998
---------------------------
Raimundo Riojas


/s/ CUBA WADLINGTON, JR.      Director                          June 17, 1998
---------------------------
Cuba Wadlington, Jr.

INDEX TO EXHIBITS

Exhibit
Number  Description
------  -----------

4.1* Restated and Amended Articles of Incorporation of the Company, as approved by the Company's shareholders at the Company's 1998 Annual Meeting held April 23, 1998.

4.2 Restated Bylaws of the Company (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-16719) filed with the Commission on November 25, 1996 and incorporated herein by reference).

4.3* Sterling Bancshares, Inc. 1994 Stock Incentive Plan (as amended and restated).

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*   Consent of Deloitte & Touche LLP.

23.2*   Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
        Exhibit 5.1 to this Registration Statement).

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
____________________________
*filed herewith